Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

K-V Pharmaceutical Company

Bridgeton, MO

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-44927, 333-00199, 333-48252 and 333-85516) on Form S-8 and the Registration Statements (Nos. 333-87402 and 333-106294) on Form S-3 of K-V Pharmaceutical Company (the Company) of our reports dated December 23, 2010 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of K-V Pharmaceutical Company’s internal control over financial reporting included in this Annual Report on Form 10-K.

Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2010.

Our report on the consolidated financial statements and financial statement schedule contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Chicago, Illinois

December 23, 2010